Exhibit 10.36

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT
This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, dated as of ____________ (this “Agreement”), is made by and between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and ________________________ (the “Indemnitee”). This Agreement hereby amends and restates in its entirety the existing Indemnification Agreement entered into between the Company and Indemnitee (the “Prior Indemnification Agreement”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation and investigatory costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and executive officers;
WHEREAS, the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated By-Laws of the Company (the “Bylaws”) provide, among other things, for the indemnification of its directors and officers to the fullest extent authorized or permitted by applicable law;
WHEREAS, each of the General Corporation Law of the State of Delaware (the “DGCL”), the Charter and the Bylaws provides that it is not exclusive of any other right any person may have and thereby contemplates that contracts may be entered into between the Company and the Company’s directors and executive officers which provide for broader indemnification rights;
WHEREAS, the Company has determined that the liability insurance coverage available to the Company and its Subsidiaries (as defined below) as of the date hereof should be supplemented in furtherance of its objectives to retain and attract as directors and officers the most capable persons available, and the Company believes, therefore, that the interest of the Company’s stockholders would best be served by a combination of such insurance as the Company may obtain, or request a Subsidiary to obtain, and the indemnification by the Company of the directors and officers of the Company and its Subsidiaries;
WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company and/or its Subsidiaries for so long as the Indemnitee is duly appointed or until the Indemnitee tenders his or/her resignation~~.~~;
WHEREAS, the parties hereto are party to the Prior Indemnification Agreement pursuant to which the Company provided for the indemnification of, and the advancement of expenses, to the Indemnitee; and

WHEREAS, the parties now desire to revise the contractual terms of the Prior Indemnification Agreement to update and clarify certain rights and obligations of the parties.

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve, or continue to serve, as a director or officer of the Company and/or its Subsidiaries, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:
Section 1.    Definitions. As used in this Agreement:
(a)    “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by the Indemnitee.
(b)    “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.
(c)    “Expenses” shall mean direct and indirect costs of any type or nature whatsoever (including all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with either the appearance at, the participation in, or the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the DGCL or otherwise; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding.
(d)    “Independent Counsel” shall mean a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to a Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
(e)    “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal or brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which the Indemnitee was, is or will be involved as a party or otherwise, including as a witness, by reason of the fact that the Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by the Indemnitee or of any action (or failure to act) on the Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.
(f)    “Subsidiary” shall mean any corporation or other entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.
Section 2.    Indemnification Provided to Indemnitee.
(a)    Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless the Indemnitee in accordance with the provisions of this Section 2(a) if the Indemnitee was, is~~,~~ or is threatened to be made~~,~~ a party to or a participant (as a witness or otherwise) in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor which is governed by Section 2(b) herein). Pursuant to this Section 2(a), the Indemnitee shall be indemnified against all Expenses, judgments, losses, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, losses, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to the Indemnitee if the Indemnitee ceases to be a director, officer, employee or agent of the Company and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
(b)    Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless the Indemnitee in accordance with the provisions of this Section 2(b) if the Indemnitee was, is~~,~~ or is threatened to be made~~,~~ a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification. Such indemnification shall continue as to the Indemnitee if the Indemnitee ceases to be a director, officer, employee or agent of the Company and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
(c)    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, judgments, losses, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, losses, liabilities, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding or any claim, issue or matter therein, but is not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.
(d)    Additional Indemnification. Notwithstanding any limitation to the contrary in this Section 2, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law if the Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, losses, liabilities, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding. For purposes of this Section 2(d), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
Section 3.    Advancement of Expenses. To the fullest extent not prohibited by applicable law, the Company shall advance the Expenses reasonably incurred by the Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advances from time to time. Advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement.
Section 4.    Notification and Other Indemnification Procedures.
(a)    Notifications. Promptly after receipt by the Indemnitee of notice of the commencement or the threat of commencement of any Proceeding with respect to which the

Indemnitee believes that the Indemnitee may be entitled to indemnification or the advancement of Expenses under this Agreement, the Indemnitee shall notify the Company in writing of the commencement or the threat of commencement thereof; provided that the failure of the Indemnitee to give the Company notice shall not relieve the Company of its obligations hereunder unless and to the extent that (i) the Company is actually and materially prejudiced by the failure to give, or any delay in giving, such notice and (ii) none of the Company and its Subsidiaries are party to, or had actual knowledge of, such Proceeding. If at the time of the receipt of such notice from the Indemnitee the Company has directors’ and officers’ liability insurance (“D&O Insurance”) in effect under which coverage for such indemnifiable action is potentially available, the Company shall give prompt written notice of such indemnifiable action to the applicable insurers in accordance with the procedures set forth in the applicable policies. At the request of the Indemnitee, the Company shall provide to the Indemnitee a copy of such notice delivered to the applicable insurers and copies of all subsequent material correspondence between the Company and such insurers regarding such indemnifiable action, in each case promptly following the delivery or receipt thereof by the Company.
(b)    Defense of Proceeding. Within thirty (30) calendar days after the receipt by the Company of a notice from the Indemnitee pursuant to Section 4(a) hereof of the commencement of a Proceeding, the Company may elect by written notice to the Indemnitee to assume the defense of such Proceeding, with counsel selected by the Company and reasonably satisfactory to the Indemnitee. After the approval of any such counsel by the Indemnitee, the Company shall not be liable to the Indemnitee for any fees or disbursements of any other counsel subsequently incurred by the Indemnitee in connection with such Proceeding; provided, however, that (i) the Indemnitee shall have the continued right to employ other counsel at the expense of the Indemnitee and (ii) the Company shall pay the fees and disbursements of such other counsel selected by the Indemnitee in the event that the Indemnitee at any time during the course of such Proceeding, based on the advice of his or her counsel, reasonably concludes (with written notice given to the Company setting forth the basis for such conclusion) that there may be a conflict of interest in the defense of such Proceeding between the Indemnitee and any other party represented by the counsel selected by the Company. If the Company shall not have elected to assume the defense of such Proceeding, the Company shall be deemed to have waived any right it might otherwise have to assume such defense.
(c)    Settlement of Proceeding. The Company shall not settle any such Proceeding without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, unless such settlement provides for no adverse consequence or obligation against the Indemnitee other than monetary damages to be indemnified hereunder and includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnitee from all liability with respect to such Proceeding.
Section 5.    Determination of Right to Indemnification and Presumptions and Effects of Certain Proceedings.
(a)    Indemnitee Successful in Proceeding. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by the Indemnitee in connection therewith.
(b)    Determination Regarding Right of Indemnification.
(i)    In the event that Section 5(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall make a determination that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification. Such determination, if required, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors or (ii) if so determined by a majority vote of the Disinterested Directors, even though less than a quorum, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The Company shall promptly advise the Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (20) days after such determination. The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(ii)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b)(i) hereof, the Independent Counsel shall be selected as provided in this Section 5(b)(ii). The Independent Counsel shall be selected by the Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to the Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after receipt of such written notice of selection, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.
(iii)    The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(c)    Presumptions and Effects of Certain Proceedings.
(i)    In any action brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses under this Agreement, or by the Company to recover an advancement of Expenses, or by either the Indemnitee or the Company in otherwise making a determination with respect to entitlement to indemnification hereunder, (x) the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of Expenses, under this Agreement shall be on the Company and (y) the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.
(ii)    The termination of any Proceeding, or of any claim, issue or matter therein, by settlement shall not of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in accordance with any applicable standard of conduct. The knowledge and/or actions or failure to act of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.
(iii)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise.
(iv)    The provisions of this Section 5(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(d)    Other.
(i)    Notwithstanding a determination that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which that Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement.
(ii)    The Company shall indemnify the Indemnitee against (x) all Expenses incurred by the Indemnitee in connection with any hearing or Proceeding under this Section 5 involving the Indemnitee and (y) all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, unless, in either case, a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or not made in good faith.
Section 6.    Independent Contractual Right; Non-Exclusivity.
(a)     The right to indemnification and advancement of expenses conferred in this Agreement shall not be exclusive of, or limiting on, and shall be in addition to, any other right which the Indemnitee may have or hereafter acquire under any applicable law or any provision of the organizational documents of the Company, agreement, vote of stockholders or disinterested directors or otherwise.
(b)    The right to indemnification and the advancement of expenses conferred in this Agreement is an independent contractual right and shall not be altered, changed or abrogated in any manner adverse to the Indemnitee by virtue of amendments to the organizational documents of the Company.
Section 7.    Insurance and Subrogation.
(a)    The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 7(b), shall use reasonable efforts to obtain and maintain in full force and effect D&O Insurance in reasonable amounts from established and reputable insurers.

(b)    Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage is reduced by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a Subsidiary.
(c)    In the event the Company makes any payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy, and the Indemnitee shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
Section 8.    Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:
(a)    Prior Payment. To make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.
(b)    Claims Initiated by Indemnitee. Prior to a change in control, to indemnify or advance expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense (except with respect to Proceedings brought to establish or enforce a right to indemnification or expense advancement under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL), but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;
(c)    Lack of Good Faith. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or
(d)    Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement;
(e)    Claims by the Company for Willful Misconduct. To indemnify or advance Expenses to the Indemnitee under this Agreement for any expenses incurred by the Indemnitee with respect to any Proceeding brought by the Company against the Indemnitee for willful misconduct, unless a court of competent jurisdiction determines that each of such claims was not made in good faith or was frivolous;

(f)    Section 16(b). To indemnify the Indemnitee for expenses and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;
(g)    Forfeiture of Certain Bonuses and Profits. To indemnify the Indemnitee for the payment of amounts required to be reimbursed to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or any similar successor statute or pursuant to the Company’s Compensation Recovery Policy effective July 31, 2014, as amended from time to time; or
(h)    Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
Section 9.    Change in Control.
(a)    The Company agrees that if there is a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Company’s Charter or Bylaws now or hereafter in effect, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). In addition, upon written request by Indemnitee for indemnification pursuant to Section 4(a), a determination, if required by the DGCL, with respect to Indemnitee’s entitlement thereto shall be made by such Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all reasonable expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)    The Company agrees that if there is a change in control of the Company, the Company shall maintain (or cause to be maintained) for the benefit of Indemnitee, the same policy or policies of insurance maintained in accordance with Section 7(a) of this Agreement immediately prior to such change in control for a period of six years after the change in control or the termination of this Agreement, whichever is later.

(c)    (i) For purposes of this Section 9, a “change in control” shall be deemed to occur when, after the date of this Agreement, there occurs any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement. Notwithstanding the generality of the foregoing, a change in control shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following: (A) any person (as defined below) becomes the beneficial owner (as defined below), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, (B) during any period of two (2)

consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 9(c)(i)(A), 9(c)(i)(C) or 9(c)(i)(D) or a director whose initial nomination for, or assumption of office as, a member of the Board of Directors of the Company occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors of the Company) whose election by the Board of Directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company, (C) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity or (D) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
For purposes of Section 9(c)(i), the following terms shall have the following meanings:

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(y) “person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that person shall exclude (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (c) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(z) “beneficial owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that beneficial owner shall exclude any person otherwise becoming a beneficial owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

Section 10.    Interpretation. The parties hereto intend for this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to the Indemnitee to the fullest extent now or hereafter permitted by applicable law and, in the event that the validity, legality or enforceability of any provision of this Agreement is in question, such provision shall be interpreted in a manner such that the provision will be valid, legal and enforceable.
Section 11.    Amendment. No supplement, modification or amendment of this Agreement shall be binding unless expressed in a written document that refers to this Agreement executed in writing by both of the parties hereto and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.
Section 12.    Severability. If any provision of this Agreement is held by a court having jurisdiction pursuant to Section 13 hereof to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 10 hereof.
Section 13.    Governing Law; Jurisdiction.
(a)      This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between residents of Delaware entered into and to be performed entirely within Delaware.
(b)    Any disputes arising under or in connection with this Agreement shall be litigated, if at all, solely in a state court of general jurisdiction located in Wilmington, Delaware, or the federal court located in Wilmington, Delaware, and jurisdiction is hereby conferred upon such courts. In connection therewith, each party hereby agrees to submit to the jurisdiction of such courts and to waive any possible defense of forum non conveniens and/or lack of personal jurisdiction before such court.
Section 14.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party, or by email transmission with acknowledgement of receipt by the party, to whom said notice or other communications shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, or by overnight courier or similar service providing receipt against delivery, and shall be deemed received on the earlier of actual receipt or the third business day after the date on which it is so mailed. Addresses for notice to either party are as set forth on the signature page to this Agreement or as subsequently modified by written notice.
Section 15.    Employment Rights. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which the Indemnitee is a party or create any right of the Indemnitee to continued employment or appointment.
Section 16.    Headings. This section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17.    Successors and Assigns; Survival of Rights.
(a)      This Agreement shall be binding upon the successors and assigns of the Company; provided that no assignment shall relieve the Company of its obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Indemnitee and the Indemnitee’s heirs, executors, administrators, conservators and guardians.
(b)    All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer or other agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding, by reason of the fact that Indemnitee was serving in the capacity referred to herein.
(c)    The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
[Remainder of Page Left Blank Intentionally—Signatures Follow]

Exhibit 10.36

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement in duplicate as of the day and year first above written.

COMPANY:
COOPER-STANDARD HOLDINGS INC.
By:
Name:
Title:
Address:

INDEMNITEE:

Name:
Address: